Exhibit 10.5

GRSNETWORK, INC. AND eLONG
MARKETING and DISTRIBUTION AGREEMENT

03/02/04

1.                 SERVICES

A.             GRS Network, Inc., a California corpOration (“GRS”), with its principal place of business at 2320 Marinship Way #200, Sausalito, California 94965, USA, (“Agreement”) and eLong, a Beijing, China corporation desire to. enter into a Marketing and Distribution Agreement for the purpose of distributing eLong’s hotel room inventory via GRS’s subscriber network in North America;

B.               Pursuant to the terms and oonditions of this Agreement, eLong or its designate affiliate will provide to GAS the Services specified on the attached Services Designator, which shall include a license to use any Software provided hereunder. eLong owns or properly licenses each of the eLong Services and is authorized to distribute the Services to GRS.

C.               eLong will provide GRS access to the Services via the public Internet. GRS shall have sole responsibility for any interface between the GRSNetwork software application and the Services.

D.              End Users will be allowed to access the Services only via their use of GRSNetwork software applications.

2.                 DEFINITIONS

A.             “Booking” means an active booking or a ticketed passive booking for the services of an air, car, hotel, cruise or tour vendor that participates in the Services, less cancellations thereof, which (i) is made by GRS or a End User directly via the Services or GRSNetwork; (ii) results in a fee payable directly or indirectly by the vendor to eLong; and (iii) is not speculative, fictitious, or made solely for the purpose of achieving productivity-based booking objectives.

B.               “Documentation” means all manuals, operating procedures, instructions, guidelines, and other materials provided by eLong to GRS, including electronic formats.

C.               “GRSNetwork” means the Internet-based “front-end” software applications developed and maintained by GRS that integrate CRS Services and allow End Users to access the data and information contained within the Services in order to make travel-related bookings.

D.              “End User” means a travel agency or an individual consumer that has entered into an End-User License Agreement with GRS to utilize GRSNetwork or that is a user of an Internet website that is linked to GRSNetwork for the purpose of accessing travel reservation services.

E.                “Network” means a system of computer hardware, software utilizing the Internet, used to distribute its Services by routing messages and data between the Nodes and the eLong DataCenter.

F.                “Subscriber” means any travel agent or other person that has entered into a subscriber agreement with GRS to gain access to the Services.

G.               “Transaction” means one or more messages accessing the Services that is transmitted by GRS or by an End User via GRSNetwork.

H.              “Interface software” means any forms, message formats, and applications which perform transactions between eLong and GRS.

I.                   “eLong Services” mean messages, forms, software and procedures by which availability inquiries and bookings on eLong’s inventory may be made (by eLong).

3.                 Transaction Flow

A.             When a sale is made, GRS will automatically notify eLong after validating the credit card. eLong will be responsible for returning a transaction number to confirm the hotel rooms. The normal “confirmation time” of a hotel should be in the eLong database and will not exceed 72 hours.

B.               When the transaction number is sent by eLong and received by GRS, the sale can be completed and the credit card transaction will take place. It will be performed by GRS. The sale is non-refundable. The sale is made to eLong which will be paid the net hotel price by the credit card clearing bank. Any “Service Fees” added to the booking will be remitted directly from the clearing bank to GRS.

C.               GRS will create a Passenger Record including the eLong reservation information, which will be used by the travel agent and eLong at the completion of this transaction. GRS may upload this Record to other subscriber systems.

(The diagram in Appendix A shows the transaction flow.)

4.                 TERM

This Agreement will commence on March 3, 2004 (“Contract Effective Date”) and will expire March 2, 2007; GRS and eLong agree to renew this Agreement for an additional 36-month period at terms mutually agreed to.

5.                 USE OF SERVICES

A.             GRS has no ownership, right, or title in or to any eLong Services, and may not remove identifying marks from the eLong Services or subject same to any lien or encumbrance. GRS will utilize the eLong Services strictly in accordance with the Documentation.

B.               End Users may access the Services only through their use of GRSNetwork and are prohibited from accessing the eLong Services directly. All End Users are solely the customers of GRS.

C.               eLong may enhance, modify, or replace (collectively, “Update”) any of the eLong Services at any time. If GRS elects to use an Update, such use will constitute its agreement to abide by the terms and conditions pertaining to such use as established by eLong. GRS acknowledges that there may be instances where GRS is required to use an Update; provided, however, in such event, eLong agrees that there shall be no charge to GRS for its use of such Update.

D.              eLong is expressly prohibited from soliciting or selling any eLong services to any GRS customer.

6.                 FINANCIAL MATTERS

A.             eLong will provide to GRS in each calendar month a “Hotel Reservation Report” showing the aggregate number of Bookings made by End Users during the preceding calendar month (“Total Bookings”). GRS will provide a similar report showing Bookings as recorded by GRSNetwork.

B.               A credit card clearing bank, which is mutually acceptable to both eLong and GRS, will clear all credit card transactions daily and automatically credit the net hotel price to eLong and credit any added service charges to GRS.

C.               Once eLong’s account is credited then eLong is responsible for providing the applicable services, and in the event that such services are not provided, eLong assumes full responsibility to the End User directly. Any prepaid reservations canceled or not provided as contracted shall be repaid by eLong directly to the End User, either by crediting the End User’s credit card account within 48 hours or by wire transfer within 15 days of non-performance or cancellation.

7.                 THIRD PARTY PRODUCTS

eLong has no liability whatsoever with respect to any product that is not provided by eLong (“Third Party Product”) and is used by GRS in conjunction with the eLong Services, including GRSNetwork. GRS shall indemnify and hold harmless eLong for all liabilities, costs, and expenses resulting from or related to GRS’ use of a Third Party Product.

8.                 WARRANTIES

A.             eLong represents and warrants that: (i) it is the owner or authorized licensee of the Services; (ii) it has the right to provide the Services to GRS; and (iii) it shall use commercially reasonable efforts to maintain the availability of the Services.

B.               This warranty shall be null and void if GRS (i) fails to use the Services in accordance with the documentation and this Agreement; (ii) fails to use required Updates; or (iii) makes any unauthorized change to the Services. Furthermore, eLong shall have no liability to GRS whatsoever if GRS’s use of a Third Party Product proximately causes the failure of performance under Article 10.A.

C.               eLong (i) MAKES NO OTHER WARRANTY WITH RESPECT TO THE SERVICES OR ANY PRODUCTS OR SERVICES PROVIDED BY ELONG; (ii) MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THIRD PARTY PRODUCTS; AND (iii) EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

D.              Subject to Article 8.B, in the event of a claim by a third party GRS due solely to an alleged breach of a warranty set forth in Article 8.A(i) or 8.A(ii), eLong will defend GRS and hold GRS harmless against such claim; provided that (i) GRS notifies eLong of such claim within 30 days after it becomes aware of the claim; (ii) eLong controls the defense and any settlement of such claim; and (iii) GRS cooperates in eLong’s defense of the claim. Furthermore, if eLong is found to be in breach of a warranty set forth in Article 8.A, eLong shall, at its option and expense, modify or replace the component of the Services causing the breach or, in the case of a breach of Article 8.A(i) or 8.A(ii), may instead obtain for GRS the right to continue to use such component of the Services.

E.                The remedies available under this Article 8 are exclusive of any other remedy provided for in this Agreement or any other remedy, now or hereafter existing at law, in equity, by statute or otherwise for breach of Article 8.A.

F.                GRS represents and warrants that no written or oral representation or warranty made or information furnished by GRS to eLong contains any untrue statement of material fact.

9.                 LIMITATION OF LIABILITY

Except for the specific remedies provided for in Articles 8 and 11 of this Agreement, eLong shall not be liable to GRS under contract law or in tort for (and GRS hereby waives and releases eLong, its officers, directors, employees, agents, successors and assigns from) all obligations, liabilities, rights, claims, damages and remedies of GRS, arising by law or otherwise, due to any defects, errors, malfunctions, performance, failure to perform, use of the Services (or any part thereof), interruptions of Services, or acts of eLong’s agents or subcontractors. Further, without limiting the generality of the foregoing, eLong shall not in any case be liable for lost business, lost revenue, lost profits, lost data, lost savings or any economic loss or damage of any kind or nature, including any other direct, indirect, incidental, special or consequential damages.

10.          TERMINATION FOR CAUSE

A.             If either party (the “Defaulting Party”) fails to perform or observe any of its material obligations hereunder, and such failure continues for a period of 30 business days after written notice (except in any circumstance where a cure is impossible in which case there shall be no cure period) from the other party (the “Insecure Party”), then the Insecure Party may immediately terminate this Agreement. If eLong is the Defaulting Party hereunder, then, without prejudice to any other rights or remedies of GRS, including the right to recover liquidated damages, all or any of the rights of eLong under this Agreement may, at the option of GRS, be terminated, reduced or restricted.

B.               Notwithstanding anything to the contrary in this Agreement, provisions that by their nature and intent should survive expiration or termination, including, but not limited to, those related to confidentiality, liquidated damages, Software license restrictions, and risk of loss, shall so survive.

11.          INDEMNIFICATION

A.             Each party (“Indemnitor”) shall Indemnify and hold harmless the other party, its owners, officers, directors, employees, agents, successors and assigns (each an “Indemnitee”), against and from third party liabilities, including reasonable attorneys’ fees, costs and expenses incident thereto, which may be incurred by an Indemnitee solely by reason of any injuries or deaths of persons, or the loss of, damage to, or destruction of property, including loss of use thereof, arising out of or in connection with any act, failure to act, error or omission of the Indemnitor, its officers, directors, employees, agents or subcontractors in the performance or failure of performance of its obligations under this Agreement.

B.               GAS and eLong shall indemnify and hold harmless the other party, its owners, officers, directors, employees, agents, successors and assigns, against and from any and all third party liabilities, including reasonable attorneys’ fees, costs and expenses incident thereto, which may be incurred solely as a result of the other party’s use of the Services, including, without limitation, fraudulent bookings, unintended errors, or incorrect information.

12.          DAMAGES

If one party fails to perform or observe its obligations pursuant to the provisions of Article 7 or 13 hereof, then the other party shall be liable to the non-performing party for all legal damages and equitable relief available under the law, including, without limitation, injunctive relief, monetary damages, attorneys’ fees and all costs incurred in enforcing such provisions. Further, nothing contained in this Article 12 shall be deemed to limit the indemnification obligations specified elsewhere in this Agreement.

13.          CONFIDENTIALITY

Neither party shall disclose the trade secrets and proprietary and confidential information of the other party, including, but not limited to, the provisions of this Agreement; provided, however, either party may share the terms of this Agreement with its accountant and attorney strictly on a need-to-know basis. Neither party shall use the name, logo or product names of the other in brochures, proposals, contracts or other publicly disseminated materials without first securing the other party’s written approval.

14.          GOVERNING LAW: JURISDICTION

This Agreement and any disputes arising under or in connection with this Agreement shall be governed by the internal laws of the State of California, without regard to its conflicts of laws principles. All actions brought by eLong to enforce, arising out of or relating to this Agreement shall be brought and tried in federal or state courts located within the County of Marin, State of California, and the parties hereby consent to submit to the personal jurisdiction of such courts and to venue therein.

15.          SALE AND ASSIGNMENT

Neither party shall not assign or transfer this Agreement, or any part thereof, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

16.          GENERAL

A.             Neither party shall be deemed to be in default or liable for any delays if and to the extent that performance is delayed or prevented by an event of force majeure.

B.               The failure of either party to exercise or its waiver or forbearance of any right or privilege under this Agreement shall not be construed as a subsequent waiver or forbearance of any such term or condition by such party.

C.               Any notice permitted or required to be given hereunder shall be sent by first class mail, postage prepaid, or by any more expedient written means to the address of GRS as specified above; notices to eLong shall be sent to: eLong,                                , Beijing, China.

D.              If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions will not be impaired thereby.

E.                In the event of an action to enforce this Agreement or to seek remedies for a breach of this agreement, the prevailing party shall be entitled to receive from the other party reimbursement of its reasonable attorneys’ fees, expenses and court costs.

17.          ENTIRE AGREEMENT

This Agreement, together with any attachments now or hereafter made, each of which is, without further affirmation, added to and made a part hereof, constitutes the entire agreement and understanding of the parties on the subject matter hereof and, as of the Contract Effective Date, supercedes all prior written and oral agreements between the parties, excluding amounts due eLong which may have accrued under the Original Agreement. This Agreement may be modified only by written agreement of the parties. In the event that the provisions of an attachment conflict with any terms herein, then the provisions of the attachment shall control.

By signing below, the parties acknowledge their acceptance of the terms and conditions of this Agreement and its attachments.

GRS Network, Inc.		eLong
2320 Marinship Way, Suite 200
Sausalito, CA 9465		Beijing, China

Signature:	/s/ Gregory Lykiardopoulos	Signature:	/s/ Fuya Zheng
Printed Name: Gregory Lykiardopoulos		Printed Name: Fuya Zheng
Title: Chairman and CEO		Title: VP of [ILLEGIBLE] Products, eLong

Appendix A

TRANSACTION FLOW